Exhibit 99.1

NEWS RELEASE

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2015

FINANCIAL AND OPERATIONAL RESULTS

➢	Delivered full-year 2015 production of 535 thousand barrels of oil equivalent (Mboe) per day and pro forma production of 486 Mboe per day, which represented pro forma growth in North America Onshore and International and Offshore of 3 percent and 13 percent, respectively;

➢	Reduced 2015 total capital spending more than 60 percent year-over-year;

➢	Reduced total debt during 2015 by $2.5 billion to $8.8 billion and ended the year with approximately $1.5 billion of cash;

➢	Realized a 35-percent reduction in average North American Onshore drilled and completed well costs from the fourth quarter 2014 to the fourth quarter 2015;

➢	Establishes a 2016 capital budget of $1.4 to $1.8 billion. Plans to achieve cash flow neutrality for the full year 2016 assuming flat WTI and Brent oil prices of $35 per barrel; and

➢	Projects a 7 to 11 percent pro forma production decline year-over-year in 2016.

HOUSTON, Feb. 25, 2016 – Apache Corporation (NYSE, Nasdaq: APA) today announced its financial and operational results for the fourth quarter and full year 2015.

Apache reported a net loss of $7.2 billion or $19.07 per diluted common share during the fourth quarter 2015, including non-cash after-tax ceiling test write downs and impairments of $5.9 billion driven by current low commodity price levels. When adjusted for these and certain additional items that impact the comparability of results, Apache’s fourth-quarter net loss totaled $24 million, or $0.06 per share. Net cash provided by continuing operating activities in the fourth quarter was approximately $262 million, and adjusted EBITDA was $781 million. Cash flow from operations was reduced in the quarter by a one-time income tax payment of $484 million, associated with the repatriation of foreign divestment proceeds. Capital expenditures were $674 million in the fourth quarter, excluding leasehold acquisitions, capitalized interest and Egypt noncontrolling interest.

For the year ending 2015, Apache reported a net loss of $23.1 billion, or $61.20 per diluted common share. On an adjusted basis, Apache’s 2015 loss totaled $130 million, or $0.34 per share. Net cash provided by continuing operating activities was approximately $2.8 billion, and adjusted EBITDA

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2015

FINANCIAL AND OPERATIONAL RESULTS

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was $3.9 billion in 2015. Total capital expenditures were $4.7 billion for the full year, or $3.6 billion when excluding leasehold acquisitions, capitalized interest, Egypt noncontrolling interest, and spending on divested LNG and associated assets. This was at the low end of the company’s full-year 2015 guidance range of $3.6 to $3.8 billion.

John J. Christmann IV, Apache’s chief executive officer and president, said, “During 2015, we completed several important portfolio-related transactions and used the proceeds from asset sales to significantly improve our liquidity and financial position. We reacted quickly to the lower price environment by dramatically reducing our activity levels and taking decisive steps to attack our overhead, operating and capital costs. Our operational focus during the year was on strategically delineating our core acreage positions and conducting key exploratory tests to position for future growth and optimal returns when the investment environment improves. In 2016, we plan to be cash flow neutral after dividends and believe this can be achieved at $35 oil with minimal non-core, non-producing asset sales. Our target is for net debt at the end of 2016 to be unchanged or lower than it was at the end of 2015.”

2016 capital budget and production outlook

Christmann continued, “With current 2016 strip prices 30 to 35 percent below year-ago levels, we believe a conservative plan and a flexible capital spending program are paramount to protecting the financial position we have worked hard to establish over the last 18 months. Accordingly, we are reducing our 2016 total capital program to $1.4 to $1.8 billion, which the company will adjust up or down to align with actual commodity prices and resulting cash flow. This is a reduction of more than 60 percent from 2015 levels and more than 80 percent from 2014 levels.”

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2015

FINANCIAL AND OPERATIONAL RESULTS

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The company’s discretionary capital is being prioritized to higher rate-of-return opportunities in Egypt and the North Sea and to key strategic testing in North America Onshore. Apache has a large inventory of low-cost drilling opportunities in North America, but with the majority of its net acreage held-by-production, does not view spending on development wells as a necessary or prudent use of limited dollars at current oil prices. The company will maintain capital allocation and operational flexibility to respond quickly to changing oil price scenarios and has developed specific plans for adding rigs back in the event prices and costs come back into better alignment.

Apache expects total pro forma production volumes (excluding Egypt noncontrolling interest and tax barrels) to range from 433 to 453 Mboe per day, which represents a decline of 7 to 11 percent from pro forma 2015 production of 486 Mboe per day. With approximately 45 percent of its 2016 budget allocated to North America Onshore, pro forma production is projected to be in a range of 263 to 273 Mboe per day, which represents a decline of 12 to 15 percent compared to 2015. The remaining 55 percent of the capital budget will be allocated to International and Offshore, where pro forma production is projected to be 170 to 180 Mboe per day, or roughly flat when compared to 2015 pro forma production of 176 Mboe per day.

Christmann concluded, “While returns in select areas are still adequate at the well level, we believe it is better to wait until fully burdened rates of return improve to higher double-digit percentages, before materially increasing our rig count and developing our acreage. In the meantime, we will focus on key strategic testing activities within our existing operating footprint to further define and expand our high-quality inventory for the future. We will also continue investing in our highly successful exploration portfolio in the North Sea and in our highly prospective blocks 53 and 58 in offshore Suriname. Apache enjoys several advantages in the current low-price environment including a

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2015

FINANCIAL AND OPERATIONAL RESULTS

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strong financial position, a relatively low base production decline rate, a lean cost structure, and a disciplined capital-spending program. We have a portfolio of high-quality assets with robust inventory in North America, higher-cash-margin assets in Egypt and the North Sea and exciting longer-term exploration prospects.”

Fourth-quarter operational highlights

During the fourth quarter, Apache operated an average of 39 rigs and drilled and completed 113 gross-operated wells worldwide. Highlights from Apache’s three principal areas include:

•	North America Onshore – Apache drilled and completed 79 gross-operated wells in North America Onshore during the fourth quarter and increased production to an average of 308 Mboe per day in the fourth quarter 2015 from 306 Mboe per day in the third quarter 2015. The increase was primarily due to the timing of completions and solid well performance.

In the Permian Basin, Apache operated 11 rigs and drilled and completed 57 gross-operated wells during the quarter, down from 64 wells drilled and completed in the third quarter. Production averaged 174 Mboe per day, up 2 percent sequentially from the 2015 third quarter.

¡	During the quarter, the company drilled and completed 15 gross-operated wells in the Delaware Basin primarily targeting the Bone Springs formation.

¡	The company also drilled and completed 42 gross-operated wells during the quarter in the Midland Basin, Northwest Shelf and Central Basin Platform.

•	North Sea – Production in the North Sea was 72 Mboe per day, which was a 2-percent decline compared to the previous quarter. During the quarter, Apache brought online three strong

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2015

FINANCIAL AND OPERATIONAL RESULTS

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development wells, two in the Beryl Area and one in the Forties Field. For the full year 2015, Apache North Sea drilled 23 development wells with an overall success rate of 83 percent.

•	Egypt – Gross production in Egypt declined 3 percent from the third quarter. On a net basis and excluding minority interest and tax barrels, Egypt production was up 5 percent sequentially from the third quarter to 102 Mboe per day. Successful development continued in the Ptah and Berenice fields where the company had 12 wells producing at year end. Since November 2014, Ptah and Berenice have produced more than 8 million barrels of oil.

Portfolio activity

During the fourth quarter, Apache completed the sale of its Yara Pilbara fertilizer plant in Australia and three North American gas processing facilities for total proceeds of $531 million. Earlier in 2015, the company sold its Kitimat and Wheatstone LNG assets, upstream Australian assets and its working interest in the non-operated Scott-Telford field in the North Sea, for which it received net proceeds of approximately $6 billion. A portion of the 2015 proceeds were used to reduce debt and increase the company’s cash balance. Apache also invested $340 million in new leasehold within or near its existing operational footprint, primarily in the Permian and Anadarko basins.

Debt and liquidity

At year-end, the company had access to available liquidity of approximately $5 billion, including $1.5 billion in cash on hand and $3.5 billion in available borrowing capacity under its committed credit facility. The company’s credit facility matures in June 2020. Apache reduced debt by $2.5 billion from year-end 2014 and reported debt of $8.8 billion as of Dec. 31, 2015. Apache has no debt maturities before 2018 and only $700 million of debt maturing before 2021.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2015

FINANCIAL AND OPERATIONAL RESULTS

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Year-end 2015 proved reserves

Worldwide estimated proved reserves totaled 1.6 billion barrels of oil equivalent (Boe) at year-end 2015, down from 2.4 billion Boe at year-end 2014. The decrease in reserves is primarily driven by significant divestitures in Australia and Canada; a significant decline in oil, gas and NGL prices used to calculate reserves volumes and values; and an approximate 60-percent year-over-year reduction in capital spending. The decrease in reserves consisted of the following: divestitures of 385 million barrels of oil equivalent (MMboe); production of 204 MMboe; and revisions of previous estimates of 368 MMboe. These decreases were partially offset by 117 MMboe of proved reserves added through net extensions and discoveries.

Conference call

Apache will host a conference call to discuss its fourth-quarter and full-year 2015 results at 1 p.m. Central time, Thursday, Feb. 25. The conference call will be webcast from Apache’s website, www.apachecorp.com. The webcast replay will be archived on Apache’s website.

A replay of the conference call will be available for seven days following the call. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 13719037.

Sign up for email alerts to be reminded of the webcast at http://investor.apachecorp.com/alerts.cfm.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDA and net debt (non-GAAP financial measures) to GAAP measures and information regarding pro forma production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2015

FINANCIAL AND OPERATIONAL RESULTS

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About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google Play Store.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting standards (GAAP) as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDA and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “guidance,” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2014 Form 10-K filed, and 2015 Form 10-K when filed, with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

APACHE CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2015

FINANCIAL AND OPERATIONAL RESULTS

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Cautionary note to investors

The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this earnings release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014, (and Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015, when filed) available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor:	(281) 302-2286	Gary Clark

Media:	(713) 296-7276	Castlen Kennedy

Website:	www.apachecorp.com

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
REVENUES AND OTHER:
Oil revenues	$907	$2,046	$4,999	$10,040
Gas revenues	253	467	1,157	1,983
NGL revenues	61	135	227	668

Oil and gas production revenues	1,221	2,648	6,383	12,691
Other	42	35	(17)	110

	1,263	2,683	6,366	12,801

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Oil and gas property and equipment
Recurring	780	1,206	3,531	4,388
Additional	6,760	3,236	25,517	5,001
Other assets	79	85	324	331
Asset retirement obligation accretion	36	39	145	154
Lease operating expenses	456	542	1,854	2,238
Gathering and transportation	48	70	211	273
Taxes other than income	50	95	282	577
Impairments	1,553	1,919	1,920	1,919
General and administrative	98	119	377	451
Transaction, reorganization & separation costs	12	1	132	67
Financing costs, net	59	54	299	211

	9,931	7,366	34,592	15,610

INCOME (LOSS) BEFORE INCOME TAXES	(8,668)	(4,683)	(28,226)	(2,809)
Current income tax provision	(187)	209	309	1,177
Deferred income tax provision (benefit)	(611)	(1,198)	(5,778)	(514)

INCOME (LOSS) FROM CONTINUING OPS INCLUDING NONCONTROLLING INTEREST	(7,870)	(3,694)	(22,757)	(3,472)
Income (Loss) from discontinued operations, net of tax	188	(1,072)	(771)	(1,588)

INCOME (LOSS) INCLUDING NONCONTROLLING INTEREST	(7,682)	(4,766)	(23,528)	(5,060)
Net income (loss) attributable to noncontrolling interest	(469)	48	(409)	343

INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$(7,213)	$(4,814)	$(23,119)	$(5,403)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS
Net income (loss) from continuing operations attributable to common shareholders	$(7,401)	$(3,742)	$(22,348)	$(3,815)
Net income (loss) from discontinued operations	188	(1,072)	(771)	(1,588)

Net income (loss) attributable to common shareholders	$(7,213)	$(4,814)	$(23,119)	$(5,403)

BASIC NET INCOME (LOSS) PER COMMON SHARE:
Basic net income (loss) from continuing operations per share	$(19.57)	$(9.93)	$(59.16)	$(9.93)
Basic net income (loss) from discontinued operations per share	0.50	(2.85)	(2.04)	(4.13)

Basic net income (loss) per share	$(19.07)	$(12.78)	$(61.20)	$(14.06)

DILUTED NET INCOME (LOSS) PER COMMON SHARE:
Diluted net income (loss) from continuing operations per share	$(19.57)	$(9.93)	$(59.16)	$(9.93)
Diluted net income (loss) from discontinued operations per share	0.50	(2.85)	(2.04)	(4.13)

Diluted net income (loss) per share	$(19.07)	$(12.78)	$(61.20)	$(14.06)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	378	377	378	384
Diluted	378	377	378	384
DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$1.00	$1.00

APACHE CORPORATION

PRODUCTION INFORMATION

				% Change
	4Q15	3Q15	4Q14	4Q15 to 3Q15	4Q15 to 4Q14	FY 2015	FY 2014
OIL VOLUME – Barrels per day
Permian	93,728	93,048	98,017	1%	-4%	94,756	92,207
MidContinent/Gulf Coast Region	21,735	21,486	38,212	1%	-43%	23,468	34,923
Canada	15,635	14,795	17,133	6%	-9%	15,768	17,593

N.A. Onshore	131,098	129,329	153,362	1%	-15%	133,992	144,723
Gulf of Mexico	4,561	5,878	6,319	-22%	-28%	5,442	6,369
GOM Shelf	—	—	—	—	—	—	168
Egypt (1)	59,576	91,132	87,445	-35%	-32%	85,589	87,917
North Sea	58,479	58,330	66,822	0%	-12%	59,334	60,699

International & GOM (1)	122,616	155,340	160,586	-21%	-24%	150,365	155,153

Total (1)	253,714	284,669	313,948	-11%	-19%	284,357	299,876

TOTAL LIQUIDS – Barrels per day
Permian	132,346	128,973	131,429	3%	1%	129,228	122,658
MidContinent/Gulf Coast Region	41,103	39,808	67,801	3%	-39%	42,361	62,338
Canada	22,011	21,235	22,812	4%	-4%	21,894	23,773

N.A. Onshore	195,460	190,016	222,042	3%	-12%	193,483	208,769
Gulf of Mexico	5,039	6,582	7,004	-23%	-28%	6,005	7,270
GOM Shelf	—	—	—	—	—	—	208
Egypt (1)	60,592	92,128	88,278	-34%	-31%	86,653	88,588
North Sea	59,841	59,770	68,632	0%	-13%	60,465	62,091

International & GOM (1)	125,472	158,480	163,914	-21%	-23%	153,123	158,157

Total (1)	320,932	348,496	385,956	-8%	-17%	346,606	366,926

NATURAL GAS VOLUME – Mcf per day
Permian	248,071	246,141	223,787	1%	11%	236,502	217,431
MidContinent/Gulf Coast Region	167,553	179,578	353,755	-7%	-53%	184,209	354,244
Canada	258,869	270,027	297,004	-4%	-13%	274,764	322,783

N.A. Onshore	674,493	695,746	874,546	-3%	-23%	695,475	894,458
Gulf of Mexico	16,661	19,520	18,955	-15%	-12%	19,326	19,272
GOM Shelf	—	—	—	—	NM	—	365
Egypt (1)	271,142	365,552	358,031	-26%	-24%	351,341	370,262
North Sea	70,538	81,392	73,042	-13%	-3%	64,787	55,964

International & GOM (1)	358,341	466,464	450,028	-23%	-20%	435,454	445,863

Total (1)	1,032,834	1,162,210	1,324,574	-11%	-22%	1,130,929	1,340,321

BOE per day
Permian	173,691	169,997	168,728	2%	3%	168,645	158,897
MidContinent/Gulf Coast Region	69,028	69,737	126,759	-1%	-46%	73,063	121,379
Canada	65,156	66,239	72,312	-2%	-10%	67,688	77,569

N.A. Onshore	307,875	305,973	367,799	1%	-16%	309,396	357,845
Gulf of Mexico	7,816	9,835	10,163	-21%	-23%	9,226	10,482
GOM Shelf	—	—	—	—	NM	—	269
Egypt (1, 2)	105,782	153,054	147,950	-31%	-29%	145,210	150,298
North Sea	71,598	73,335	80,806	-2%	-11%	71,262	71,419

International & GOM (1)	185,196	236,224	238,919	-22%	-22%	225,698	232,468

Total (1)	493,071	542,197	606,718	-9%	-19%	535,094	590,313

Total excluding noncontrolling interests	458,901	490,249	557,118	-6%	-18%	486,775	540,212

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	19,383	30,671	29,391			28,468	29,292
Gas (Mcf/d)	86,494	125,657	119,578			116,929	123,511
NGL (b/d)	371	334	279			363	224

(2) Egypt Gross Production – BOE per day	351,705	362,073	344,122	-3%	2%	351,785	348,401

Discontinued Operations:
Oil (b/d)	—	—	28,577			7,610	22,227
Gas (Mcf/d)	—	—	228,284			94,114	248,837
NGL (b/d)	—	—	—			—	317
BOE/d	—	—	66,625			23,296	64,017

APACHE CORPORATION

PRO FORMA PRODUCTION INFORMATION

Pro forma production excludes certain items that management believes affect the comparability of operating results for the periods presented. Pro forma production excludes production attributable to 1) divested assets, 2) noncontrolling interest in Egypt, and 3) Egypt tax barrels. Management uses pro forma production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

				% Change
	4Q15	3Q15	4Q14	4Q15 to 3Q15	4Q15 to 4Q14	FY 2015	FY 2014
OIL VOLUME – Barrels per day
Permian	93,728	93,048	98,017	1%	-4%	94,756	92,207
MidContinent/Gulf Coast Region	21,735	21,441	26,287	1%	-17%	23,456	21,965
Canada	15,650	14,795	17,117	6%	-9%	15,754	17,500

N.A. Onshore	131,113	129,284	141,421	1%	-7%	133,966	131,672

Gulf of Mexico	4,561	5,878	6,319	-22%	-28%	5,442	6,369
Egypt	60,877	56,972	49,361	7%	23%	56,833	45,204
North Sea	58,479	58,330	64,344	0%	-9%	58,693	57,934

International & GOM	123,917	121,180	120,024	2%	3%	120,968	109,507

Total	255,030	250,464	261,445	2%	-2%	254,934	241,179

TOTAL LIQUIDS – Barrels per day
Permian	132,346	128,973	131,429	3%	1%	129,228	122,658
MidContinent/Gulf Coast Region	41,103	39,763	46,484	3%	-12%	42,329	39,505
Canada	22,020	21,238	22,796	4%	-3%	21,870	23,212

N.A. Onshore	195,469	189,974	200,709	3%	-3%	193,427	185,375

Gulf of Mexico	5,039	6,582	7,004	-23%	-28%	6,005	7,270
Egypt	61,810	57,597	49,835	7%	24%	57,542	45,563
North Sea	59,841	59,770	66,020	0%	-9%	59,806	59,168

International & GOM	126,690	123,949	122,859	2%	3%	123,353	112,001

Total	322,159	313,923	323,568	3%	0%	316,780	297,376

NATURAL GAS VOLUME – Mcf per day
Permian	248,071	246,141	223,787	1%	11%	236,502	217,431
MidContinent/Gulf Coast Region	167,549	179,980	199,845	-7%	-16%	184,741	187,056
Canada	258,677	269,774	294,664	-4%	-12%	274,070	292,635

N.A. Onshore	674,297	695,895	718,296	-3%	-6%	695,313	697,122

Gulf of Mexico	16,661	19,520	18,955	-15%	-12%	19,326	19,275
Egypt	242,070	238,104	201,474	2%	20%	234,266	192,184
North Sea	70,538	81,392	70,116	-13%	1%	64,291	51,682

International & GOM	329,269	339,016	290,545	-3%	13%	317,883	263,141

Total	1,003,566	1,034,911	1,008,841	-3%	-1%	1,013,196	960,263

BOE per day
Permian	173,691	169,997	168,728	2%	3%	168,645	158,897
MidContinent/Gulf Coast Region	69,027	69,771	79,791	-1%	-13%	73,118	70,681
Canada	65,133	66,190	71,905	-2%	-9%	67,548	71,984

N.A. Onshore	307,851	305,958	320,424	1%	-4%	309,311	301,562

Gulf of Mexico	7,816	9,835	10,163	-21%	-23%	9,226	10,483
Egypt	102,155	97,281	83,414	5%	22%	96,586	77,593
North Sea	71,598	73,335	77,706	-2%	-8%	70,521	67,782

International & GOM	181,569	180,451	171,283	1%	6%	176,333	155,858

Total	489,420	486,409	491,707	1%	0%	485,644	457,420

APACHE CORPORATION

PRICE INFORMATION

	4Q15	3Q15	4Q14	FY 2015	FY 2014
AVERAGE OIL PRICE PER BARREL
Permian	$39.66	$44.87	$67.59	$45.76	$85.62
MidContinent/Gulf Coast Region	38.36	42.67	71.07	45.36	90.71
Canada	37.30	40.07	65.52	42.33	83.57
N.A. Onshore	39.18	43.98	68.21	45.28	86.61
Gulf of Mexico	38.64	45.30	73.94	47.14	94.03
Egypt	35.59	47.84	73.34	50.65	97.44
North Sea	41.70	49.46	73.16	51.26	95.53
Total	38.86	46.34	70.81	48.17	91.73
AVERAGE NATURAL GAS PRICE PER MCF
Permian	$2.14	$2.61	$3.71	$2.36	$4.18
MidContinent/Gulf Coast Region	1.99	2.49	4.04	2.44	4.44
Canada	2.26	2.39	3.56	2.40	4.07
N.A. Onshore	2.07	2.46	3.79	2.36	4.26
Gulf of Mexico	2.19	2.75	3.88	2.64	4.20
Egypt	2.98	2.87	2.94	2.92	2.96
North Sea	6.13	6.41	8.77	6.73	8.29
Total	2.66	2.89	3.83	2.80	4.05
AVERAGE NGL PRICE PER BARREL
Permian	$10.44	$8.51	$20.53	$10.13	$26.55
MidContinent/Gulf Coast Region	8.45	7.47	17.62	8.90	24.47
Canada	3.83	3.23	24.38	5.52	33.61
N.A. Onshore	9.18	7.63	19.59	9.26	26.34
Gulf of Mexico	10.94	11.44	21.46	12.65	30.52
Egypt	32.08	27.04	41.35	30.97	51.80
North Sea	25.99	25.61	45.55	26.53	59.42
Total	9.88	8.38	20.52	9.98	27.28
Discontinued Operations:
Oil price ($/Bbl)	$—	$—	$71.83	$49.76	$93.28
Gas price ($/Mcf)	—	—	4.24	4.07	4.24
NGL price ($/Bbl)	—	—	—	—	24.57

APACHE CORPORATION

SUMMARY BALANCE SHEET INFORMATION

(Unaudited)

(In millions)

	December 31, 2015	December 31, 2014
Cash and Cash Equivalents	$1,467	$769
Assets Held for Sale	—	1,628
Other Current Assets	2,285	4,018
Property and Equipment, net	14,119	48,076
Other Assets	971	1,461

Total Assets	$18,842	$55,952

Current Liabilities	$1,841	$3,664
Long-Term Debt	8,777	11,245
Deferred Credits and Other Noncurrent Liabilities	3,996	12,906
Apache Shareholders’ Equity	2,566	25,937
Noncontrolling interest	1,662	2,200

Total Liabilities and Shareholders’ Equity	$18,842	$55,952

Common shares outstanding at end of period	378	377

% of debt-to-capitalization as calculated under credit facility	34%	29%

APACHE CORPORATION

SUMMARY OF COSTS INCURRED AND GTP CAPITAL INVESTMENTS

(Unaudited)

(In millions)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Costs Incurred in Oil and Gas Property:
Acquisitions
Proved	$33	$1	$35	$104
Unproved	88	836	340	1,388
Exploration and Development	790	2,629	4,091	10,153

	911	3,466	4,466	11,645
GTP Capital Investments:
GTP Facilities	9	317	282	1,339

Total Costs Incurred and GTP Capital Investments	$920	$3,783	$4,748	$12,984

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income attributable to common stock to adjusted earnings

Adjusted earnings and adjusted earnings per share are non-GAAP financial measures. Adjusted earnings generally exclude certain items that management believes affect the comparability of operating results or are not related to Apache’s ongoing operations. Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas companies. Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Income (Loss) Attributable to Common Stock (GAAP)	$(7,213)	$(4,814)	$(23,119)	$(5,403)
Adjustments:
Oil & gas property write-downs, net of tax (1)	4,372	1,990	16,526	3,068
Tax adjustments (2)	1,971	182	4,200	1,005
Impairments, net of tax (1)	1,062	1,752	1,362	1,752
Discontinued operations, net of tax	(188)	1,071	771	1,588
Transaction, reorganization & separation costs, net of tax	8	1	86	44
Contract termination charges, net of tax	2	8	57	35
Loss on extinguishment of debt, net of tax	—	—	25	—
Divested assets, net of tax	(38)	116	(38)	116
Unrealized commodity derivative mark-to-market, net of tax	—	27	—	(193)

Adjusted Earnings (Non-GAAP)	$(24)	$333	$(130)	$2,012

Net Income (Loss) per Common Share – Diluted (GAAP)	$(19.07)	$(12.78)	$(61.20)	$(14.06)
Adjustments:
Oil & gas property write-downs, net of tax (1)	11.56	5.26	43.75	7.95
Tax adjustments (2)	5.22	0.51	11.12	2.63
Impairments, net of tax (1)	2.80	4.64	3.60	4.56
Discontinued operations, net of tax	(0.50)	2.83	2.04	4.11
Transaction, reorganization & separation costs, net of tax	0.02	—	0.23	0.12
Contract termination charges, net of tax	0.01	0.03	0.15	0.10
Loss on extinguishment of debt, net of tax	—	—	0.07	—
Divested assets, net of tax	(0.10)	0.31	(0.10)	0.30
Unrealized commodity derivative mark-to-market, net of tax	—	0.08	—	(0.50)

Adjusted Earnings Per Share – Diluted (Non-GAAP)	$(0.06)	$0.88	$(0.34)	$5.21

Total income tax provision (GAAP)	$(798)	$(989)	$(5,469)	$663
Adjustments:
Tax impact on oil & gas property write-downs (1)	2,294	1,246	8,897	1,932
Tax impact on impairments (1)	137	168	204	168
Tax impact on transaction, reorganization & separation costs	4	—	46	23
Tax impact on contract termination charges	1	5	31	19
Tax impact on extinguishment of debt	—	—	14	—
Tax impact on divested assets	(21)	64	(21)	64
Tax impact on unrealized commodity derivative mark-to-market	—	15	—	(107)
Tax adjustments (2)	(1,971)	(182)	(4,200)	(1,005)

Adjusted total income tax provision	$(354)	$327	$(498)	$1,757

Adjusted Effective Tax Rate (Non-GAAP)	41.8%	46.4%	48.0%	42.7%

(1)	Excludes Egypt noncontrolling interest impact
(2)	Tax adjustments are primarily related to valuation allowances associated with projected utilization of the Company’s U.S. and Canadian net deferred tax assets. The valuation allowances were partially offset by $619 million in benefits for the North Sea tax rate change in the first quarter of 2015.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income (loss) before taxes to adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure. EBITDA is a widely accepted financial indicator of a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. Adjusted EBITDA generally excludes certain items that management believes affect the comparability of operating results or are not related to Apache’s ongoing operations. Management uses adjusted EBITDA to evaluate the company’s operational trends and performance relative to other oil and gas companies.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Income (loss) before income taxes	$(8,668)	$(4,683)	$(28,226)	$(2,809)
Adjustments:
Depreciation, depletion and amortization
Oil and gas property and equipment
Recurring	780	1,206	3,531	4,388
Additional	6,760	3,236	25,517	5,001
Other assets	79	85	324	331
Asset retirement obligation accretion	36	39	145	154
Impairments	1,553	1,919	1,920	1,919
Impact of Egypt impairments & write-downs on tax volumes	167	—	167	—
Transaction, reorganization & separation costs	12	1	132	67
Financing costs, net	59	54	299	211
Contract termination charges	3	12	87	54
Unrealized commodity derivative mark-to-market	—	41	—	(300)

Adjusted EBITDA (Non-GAAP)	$781	$1,910	$3,896	$9,016

Reconciliation of debt to net debt

Net debt is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivelents on hand.

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Current debt	$1	$—	$—	$2,598
Long-term debt	8,777	8,777	9,676	9,675

Total debt	8,778	8,777	9,676	12,273
Cash	1,467	1,655	2,950	229

Net debt	$7,311	$7,122	$6,726	$12,044

Reconciliation of net cash provided by operating activities to cash from continuing operations before changes in operating assets and liabilities

Cash from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Net cash provided by operating activities (GAAP)	$262	$1,933	$2,984	$8,461
Less: Discontinued operations	—	(172)	(150)	(944)

Net cash provided by operating activities excluding discontinued operations	$262	$1,761	$2,834	$7,517
Changes in operating assets and liabilities	487	52	170	239

Cash from continuing operations before changes in operating assets and liabilities	$749	$1,813	$3,004	$7,756

APACHE CORPORATION

OIL & GAS RESERVES INFORMATION

For the Year Ended December 31, 2015

OIL (Mbbl)
	U.S.	Canada	Egypt[1]	Australia	North Sea	Argentina	Total[1]
Balance – Dec 31, 2014	614,565	135,799	143,329	55,771	124,805	—	1,074,269
Extensions and Discoveries	13,903	4,550	24,524	—	16,579	—	59,556
Purchases	—	1,763	—	—	—	—	1,763
Revisions	(173,907)	(27,966)	25,407	11,189	(2,255)	—	(167,532)
Production	(45,138)	(5,755)	(31,240)	(2,778)	(21,657)	—	(106,568)
Sales	(121)	(2,218)	—	(64,182)	(1,908)	—	(68,429)

Balance – Dec 31, 2015	409,302	106,173	162,020	—	115,564	—	793,059

NGL’s (Mbbl)
	U.S.	Canada	Egypt[1]	Australia	North Sea	Argentina	Total[1]
Balance – Dec 31, 2014	253,393	25,115	1,558	—	2,141	—	282,207
Extensions and Discoveries	5,768	1,473	144	—	689	—	8,074
Purchases	—	976	—	—	—	—	976
Revisions	(64,226)	(4,886)	255	—	(321)	—	(69,178)
Production	(19,684)	(2,236)	(388)	—	(413)	—	(22,721)
Sales	(47)	(357)	—	—	(17)	—	(421)

Balance — Dec 31, 2015	175,204	20,085	1,569	—	2,079	—	198,937

Oil & NGL’s
	U.S.	Canada	Egypt [1]	Australia	North Sea	Argentina	Total [1]
Balance – Dec 31, 2014	867,958	160,914	144,887	55,771	126,946	—	1,356,476
Extensions and Discoveries	19,671	6,023	24,668	—	17,268	—	67,630
Purchases	—	2,739	—	—	—	—	2,739
Revisions	(238,133)	(32,852)	25,662	11,189	(2,576)	—	(236,710)
Production	(64,822)	(7,991)	(31,628)	(2,778)	(22,070)	—	(129,289)
Sales	(168)	(2,575)	—	(64,182)	(1,925)	—	(68,850)

Balance – Dec 31, 2015	584,506	126,258	163,589	—	117,643	—	991,996

GAS (MMcf)
	U.S.	Canada	Egypt[1]	Australia	North Sea	Argentina	Total[1]
Balance – Dec 31, 2014	2,196,803	1,517,768	808,883	1,604,819	110,487	—	6,238,760
Extensions and Discoveries	40,901	121,216	94,777	—	41,755	—	298,649
Purchases	—	24,727	—	—	—	—	24,727
Revisions	(503,939)	(325,375)	54,811	8,162	(22,373)	—	(788,714)
Production	(160,614)	(100,289)	(128,239)	(34,352)	(23,647)	—	(447,141)
Sales	(383)	(315,917)	—	(1,578,629)	(930)	—	(1,895,859)

Balance – Dec 31, 2015	1,572,768	922,130	830,232	—	105,292	—	3,430,422

TOTAL BOE (Mboe)
	U.S.	Canada	Egypt[1]	Australia	North Sea	Argentina	Total[1]
Balance – Dec 31, 2014	1,234,092	413,876	279,702	323,241	145,359	—	2,396,270
Extensions and Discoveries	26,488	26,226	40,464	—	24,227	—	117,405
Purchases	—	6,860	—	—	—	—	6,860
Revisions	(322,123)	(87,081)	34,797	12,549	(6,305)	—	(368,163)
Production	(91,591)	(24,706)	(53,001)	(8,503)	(26,011)	—	(203,812)
Sales	(232)	(55,228)	—	(327,287)	(2,080)	—	(384,827)

Balance – Dec 31, 2015	846,634	279,947	301,962	—	135,190	—	1,563,733

Proved developed reserves:
Oil + NGL’s (Mbbls)	499,062	83,093	145,655	—	106,039	—	833,849
Gas (Mboe)	227,362	126,554	129,378	—	14,254	—	497,548

Balance – Dec 31, 2015 (Mboe)	726,424	209,647	275,033	—	120,293	—	1,331,397

(1)	Includes reserves attributable to noncontrolling interest in Egypt.

APACHE CORPORATION

OIL & GAS RESERVES AND COSTS

For the Year Ended December 31, 2015

Reserve Additions (Mboe)
	U.S.	Canada	Egypt (1)	Australia	North Sea	Argentina	Other	Total (1)
Extensions and Discoveries	26,488	26,226	40,464	—	24,227	—	—	117,405
Purchases	—	6,860	—	—	—	—	—	6,860

Additions excluding revisions	26,488	33,086	40,464	—	24,227	—	—	124,265

Revisions	(322,123)	(87,081)	34,797	12,549	(6,305)	—	—	(368,163)

Total	(295,635)	(53,995)	75,261	12,549	17,922	—	—	(243,898)

Capital Cost Information (Non-GAAP) (in millions)
	U.S.	Canada	Egypt (1)	Australia	North Sea	Argentina	Other	Total (1)
Exploration & Development, excluding Capitalized Interest and Asset Retirement Cost (ARC)	$1,796	$201	$857	$123	$784	$—	$29	$3,790
Acquisitions, excluding ARC – Acquired
Proved	1	8	25	1	—	—	—	35
Unproved	313	23	4	—	—	—	—	340

Total	$2,110	$232	$886	$124	$784	$—	$29	$4,165

Reconciliation of Exploration and Development Costs to Exploration and Development Costs, excluding Capitalized Interest and Asset Retirement Cost, a Non-GAAP Financial Measure

Presented below is a reconciliation of exploration and development costs (GAAP) to exploration and development costs, excluding capitalized interest and asset retirement cost (Non-GAAP). Management believes exploration and development costs, excluding capitalized interest and asset retirement cost is a more accurate reflection of the expenditures during the current year.

	U.S.	Canada	Egypt (1)	Australia	North Sea	Argentina	Other	Total (1)
Exploration & Development Costs (in millions)	$2,088	$234	$874	$132	$734	$—	$29	$4,091
Less: Capitalized Interest	(169)	(25)	(17)	(9)	(16)	—	—	(236)
Less: ARC	(123)	(8)	—	—	66	—	—	(65)

Total Adds	$1,796	$201	$857	$123	$784	$—	$29	$3,790

Reconciliation of Total Acquisition Costs to Acquisitions, excluding Asset Retirement Cost – Acquired, a Non-GAAP Financial Measure

Presented below is a reconciliation of total acquisition costs (GAAP) to acquisitions, excluding asset retirement cost – acquired (Non-GAAP). Management believes acquisitions, excluding asset retirement cost – acquired is a more accurate reflection of the costs of acquisitions during the current year.

	U.S.	Canada	Egypt (1)	Australia	North Sea	Argentina	Other	Total (1)
Total Acquisition Costs (in millions)
Proved	$1	$8	$25	$1	$—	$—	$—	$35
Unproved	313	23	4	—	—		—	340
Less: ARC – Acquired	—	—	—	—	—	—	—	—

Acquisitions, excluding ARC – Acquired	$314	$31	$29	$1	$—	$—	$—	$375

(1)	Includes reserves and costs attributable to noncontrolling interest in Egypt.